                                                                 Exhibit (9)(f)

                                  SERVICES AGREEMENT


     This Agreement is made as of October 1, 1997, by and between Columbia Trust Company, an Oregon banking corporation (the "Recordkeeper"), and Galaxy Fund II, a Massachusetts business trust (the "Company"), on behalf of the investment portfolios listed on Schedule A (the "Funds")

                                      RECITALS

A. The Recordkeeper desires to provide administrative services and functions comprised of, but not limited to, certain recordkeeping, reporting and processing services for certain defined contribution and other employee benefit plans (individually, a "Plan" and collectively, the 'Plans"), which services include processing and transfer arrangements for the investment and reinvestment of Plan assets in the Funds specified by an investment adviser, sponsor or administrative committee of a Plan (a "Plan Representative") generally upon the direction of the Plan participants (the "Participants").

B. The Recordkeeper and the Company desire to facilitate the purchase and redemption of shares of the Funds on behalf of the Plans and their Participants through omnibus accounts in each Fund (individually an "Account" and collectively, the "Accounts") to be maintained of record by the Recordkeeper as nominee of each Plan, subject to the terms and conditions of this Agreement.

     In consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

     1. PERFORMANCE OF SERVICES. The Recordkeeper agrees to perform the administrative functions and services specified in Schedule B attached hereto (the "Services") with respect to the shares of the Funds owned by the Plans and included in the Accounts as may be requested by the Plans.

     2.   THE ACCOUNTS.

          (a) Each Account will be opened based upon the information contained in the attached Schedule C. In connection with each Account, the Recordkeeper represents and warrants that it is authorized to act on behalf of each Plan effecting transactions in the Account in connection with the Services pursuant to an agreement with the Plan Representative, it is satisfied that the person or persons who signed the Recordkeeper's contracts with the Plan were themselves properly authorized by the Plan and the entity which they represent. and that the information specified on Schedule C is correct.

          (b) The Company shall designate each Account in each Fund with an account number. Account numbers will be the means of identification when the parties are transacting in the Accounts. The assets in the Accounts are assets of the Plans and are segregated from the Recordkeeper's own assets. The Company agrees to cause the Accounts to be kept open on each Fund's books regardless of lack of activity or small position size except to the extent the Recordkeeper takes specific action to close an Account or to the extent the Fund's Prospectus reserves the right to close accounts which are inactive or of a small position size. In the latter two cases, the Company or its designee will give prior notice to the Recordkeeper before closing an Account.

          (c)  The Recordkeeper agrees to provide the Company or its designee,
     (i) by the 15th day of each month, a report which indicates the number of Participants that hold, through a Plan, interests in each Account as of the last day of the prior month and (ii) any other information as the Company may reasonably request concerning such Participants as may be necessary or advisable to enable the Company to comply with applicable laws, including state "Blue Sky" laws relating to the sale of each Fund's shares.

     3. PRICING INFORMATION. For each Fund, the Company shall use its best efforts to furnish, or cause to be furnished by its designee, to the Recordkeeper prior to 6:30 p.m., Eastern time, on each day that the Fund is open for business (a "Business Day"): (a) the Fund's closing net asset value for that day, and (b) for those Funds for which such information is calculated, the daily accrual 'interest rate factor (mil rate). This information shall be communicated via fax or through indirect or direct systems access acceptable to the Recordkeeper and the Company or its designee.

     4.   PRICE ERRORS.

          (a) In the event adjustments are required to correct any error in the computation of the net asset value of a Fund's shares, the Company or its designee shall notify the Recordkeeper as soon as practicable after discovering the need for those adjustments that result in a reimbursement to an Account in accordance with the Fund's then current policies on reimbursement. Notification may be made via facsimile or via direct or indirect systems access. Any such notification shall be promptly followed by a letter written on the Company's or such designee's letterhead stating for each day for which an error occurred the incorrect price, the correct price, and, to the extent communicated to the Fund's shareholders, the reason for the price change.

          (b) If an Account received amounts in excess of the amounts to which it other-wise would have been entitled prior to an adjustment for an error, the Recordkeeper, when requested by the Company or its designee, will use its best efforts to collect the excess amounts from the applicable Plans.

          (c) If an adjustment is to be made in accordance with subsection 4(a) above to correct an error which has caused an Account to receive an amount less than that to which it is entitled, the Company or its designee shall make all necessary adjustments (within the parameters specified in subsection 4(a)) to the number of shares owned in the Account and distribute to the Plan the amount of such underpayment for credit to the Participants' subaccounts.

     5. PURCHASE AND REDEMPTION ORDERS. On each Business Day, the Recordkeeper shall aggregate and calculate the net purchase and redemption orders for each Plan from Participants or the Plan Representatives for shares of a Fund that it received prior to the close of trading on the New York Stock Exchange (the "NYSE") (i.e., 4:00 p.m., Eastern time), unless the NYSE closes at an earlier time in which case the earlier time shall apply. The Recordkeeper shall communicate to the Company or its designee, by telephone or facsimile (or by any other means as the parties hereto may agree to in writing), the net aggregate purchase or redemption order (if any) for each Account for that Business Day (such Business Day is sometimes referred to in this Agreement as the "Trade Date"). The Recordkeeper will communicate the orders to the Company or its designee prior to 10:30 a.m., Eastern time, on the next Business Day following the Trade Date. All trades communicated to the Company or its designee by the foregoing deadline shall be treated by the Company as if they were received by the Company prior to the close of trading on the Trade Date. The Recordkeeper shall not accept any conditional orders. The Company may in its sole discretion, but at a minimum consistent with its practices- or policies applied to other shareholders of the Fund, accept or reject an "as of" order.

     6.   SETTLEMENT OF TRANSACTIONS.

          (a) PURCHASES. The Company or its designee will provide to the Recordkeeper written instructions ("Purchase Instructions") for wire transfers to the custodian for the applicable Funds. Recordkeeper will wire, or arrange for the wire of, the purchase price for each purchase order in accordance with the Purchase Instructions so that the funds are received by the applicable Fund's custodian by no later than close of business on the next Business Day following the Trade Date. The Recordkeeper will use its best efforts so that such funds, or a Federal Funds wire system reference number, is provided to the Company or its designee by 5:00 p.m., Eastern Time. The Recordkeeper agrees that if it falls to provide funds to the Fund's custodian by the close of business on the next Business Day following the Trade Date, then, at the option of the Company, (i) the transaction may be canceled, or (ii) the transaction may be processed at the next determined net asset value for the applicable Fund after purchase order funds are received.

          (b) REDEMPTIONS. The Company will use its best efforts to cause to be transmitted, by wire transfer on or before 5:00 p.m., Eastern time, on the Business Day immediately following the Trade Date, to the custodial account directed by the Recordkeeper in writing, the proceeds of all redemption orders placed by Recordkeeper. Should the Company or its designee need to extend the settlement on a trade, it will contact the Recordkeeper to discuss the extension. For purposes of determining the length of settlement, the Company agrees to treat the Accounts no less favorably than other shareholders of the Funds. Each wire transfer of redemption proceeds shall indicate, on the Federal Funds wire system, the amount thereof attributable to each Fund; PROVIDED, HOWEVER, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, the Company or its designee shall, on the day the wire is sent, fax the entries to the Recordkeeper or, if possible, send via direct or indirect systems access until otherwise directed by the Recordkeeper in writing.

          (c) AUTHORIZED PERSONS. The following persons are each duly authorized to act on behalf of the Recordkeeper under this Agreement. The Company and any designee is entitled to conclusively rely on verbal or written instructions that the Company or such designee reasonably believes were originated by any one of these persons. The Recordkeeper shall inform the Company or such designee of additions to or subtractions from this list of authorized persons pursuant to Section 24 hereof:

                                    VICKI ARTIS
                                    LAURA PETTIS
                                    MIKE NELSON

     7. AGENCY. The Company hereby appoints the Recordkeeper as its agent for the limited purpose of accepting purchase and redemption instructions from the Plans and their Participants for the purchase and redemption of shares of the Funds by the Recordkeeper on behalf of each Plan.

     8.   MAINTENANCE OF RECORDS.

         (a) Recordkeeping and other administrative services to the Participants shall be the responsibility of the Recordkeeper and shall not be the responsibility of the Company. Neither the Company nor any designee shall maintain separate accounts or records for Participants. The Recordkeeper shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making shares of the Funds available to the Plans.

         (b) Upon the request of the Company or its designee, the Recordkeeper shall provide copies of all the historical records relating to transactions between the Funds and the Plans, written communications regarding the Funds to or from the Plans and other materials, in each case (1) as are maintained by the Recordkeeper in the ordinary course of its business, and
    (2) as may reasonably be requested to enable the Company, or its representatives, including without limitation its auditors or legal counsel, to (A) monitor and review the Services, (B) comply with any request of a governmental body or self-regulatory organization or the Plans, (C) verify compliance by the Recordkeeper with the terms of this Agreement, (D) make required regulatory reports, or (E) perform general customer supervision. The Recordkeeper agrees that it will permit the Company or such representatives of either to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

          (c) Upon the request of Recordkeeper, the Company shall provide, or cause its designee to provide, copies of all the historical records relating to transactions between the Funds and the Accounts, written communications regarding the Funds to or from the Accounts and other materials, in each case (1) as are maintained by the Company or its designee in the ordinary course of its business and in compliance with applicable law, and (2) as may reasonably be requested to enable the Recordkeeper, or its representatives, including without limitation its auditors or legal counsel, to (A) comply with any request of a governmental body or self-regulatory organization of the Plans, (B) verify compliance by the Company with the terms of this Agreement, (C) make required regulatory reports, or (D) perform general customer super-vision.

          (d) The parties agree to cooperate in good faith in providing records to one another pursuant to this Section 8.

     9.   ACCOUNT ACTIVITY AND DISTRIBUTION INFORMATION.

          (a) The Company or its designee will provide the Recordkeeper (1) confirmations of Account activity within 5 Business Days after each day on which a purchase or redemption of Shares is effected for an Account, (2) statements detailing activity in each Account no less frequently than monthly, and (3) any other information as may be reasonably requested by the Recordkeeper.

          (b) As to each Fund, the Company or its designee shall provide the Recordkeeper with all distribution announcement information as soon as it is announced by each Fund. The distribution information shall set forth ex-dates, record date, payable date, distribution rate per share, record date share balances, cash and reinvested payment amounts and all other information reasonably requested by the Recordkeeper. Where possible, the Company or its designee shall provide the Recordkeeper with direct or indirect systems access to the Company's or such designee's systems for obtaining such distribution information.

          (c) All dividends and capital gains distributions will be automatically reinvested on the payable date at net asset value in accordance with each Fund's then current prospectus.

     10. PROXIES. The Recordkeeper will distribute, or arrange for the distribution of, all proxy material furnished by the Funds to each Plan and will vote the Plan's shares as directed by the Plan Representatives. The Recordkeeper and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of such proxies.

     11. FUND EXPENSES. The Recordkeeper shall not bear any of the expenses for the cost of registration of the Funds' shares, preparation of the Funds' prospectuses, proxy materials and reports, and preparation of other related statements and notices required by law.

     12. PLAN AND PARTICIPANT COMMUNICATIONS. The Company shall, as applicable, provide in bulk to the Recordkeeper or its authorized representative, at a single address and at no expense to the Recordkeeper, the following shareholder communications materials prepared for circulation to shareholders of record of a Fund in quantities requested by the Recordkeeper which are sufficient to allow mailing thereof by the Recordkeeper or a Plan Representative and, to the extent required by applicable law, to all Participants: proxy or information statements, annual reports, semi-annual reports, and all updated prospectuses, supplements and amendments thereof. Except for the distribution of proxy materials, the costs of which shall be responsibility of the Company, the Company shall not be responsible for the cost of distributing any other materials to the Plan Representatives or the Participants.

     13.  COMPLIANCE WITH LAWS.

          (a) The Company shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement including, but not limited to: (1) any information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by the Company relating to any Fund, and (2) the registration or qualification of any shares of any Fund under any federal or applicable state laws.

          (b) The Recordkeeper shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement including, but not limited to: (1) the Services, (2) the services the Recordkeeper provides to the Plans, (3) the responsibilities and duties of the Recordkeeper to the Plans, (4) all sales literature prepared by the Recordkeeper, its affiliates or agents relating to the Company, and (5) the activities, if any, of the Recordkeeper and its affiliates relating to the decisions of the Participants to have the Plans purchase a Fund's shares.

          (c) If so requested by the Recordkeeper, the Company will use its best efforts to review, or cause its designee to review, sales literature and other marketing materials prepared by the Recordkeeper which relates to the Company for factual accuracy as to such entities, provided that the Company or such designee is provided at least five (5) Business Days to review the materials. The Company or such designee will not review the materials for compliance with applicable laws. The Recordkeoper shall provide the Company or its designee with copies of all sales literature and other marketing materials which refer to the Company within five (5) Business Days after their first use, regardless of whether the Company or its designee has previously reviewed the materials. If requested by the Company or its designee, Recordkeeper shall cease to use any sales literature or marketing materials which refer to the Company that the Company or its designee determines to be inaccurate, misleading or otherwise unacceptable.

          (d) Each party hereto is entitled to rely on any written records or instructions provided to it by the other party.

     14.  INDEMNIFICATION.

          (a) The Recordkeeper shall indemnify, defend and hold harmless the Company and each of its trustees, officers, employees and agents and each person who controls it within the meaning of the Securities Act of 1933, as amended, ("Company Indemnities") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees) they incur ("Losses") insofar as the Losses arise out of or are based upon (1) the provision of Services by the Recordkeeper, (2) the Recordkeeper's negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under this Agreement,
     (3) any breach by the Recordkeeper of any- material provision of this Agreement (including the failure to wire funds or provide the Federal Funds reference number thereof by the deadline established in Section 6(a) hereof, (4) adherence to instructions that the Company or any designee reasonably believes were originated by persons specified in
     Section 6 of this Agreement, and (5) any material breach by the Recordkeeper of a representation, warranty or covenant made by it in this Agreement. The Recordkeeper shall also reimburse the Company Indemnities for any legal or other expenses reasonably incurred by them in connection with investigating or defending against the Losses. This indemnity agreement is in addition to any other liability which the Recordkeeper may otherwise have.

          (b) The Company shall indemnify, defend and hold harmless the Recordkeeper and each of its affiliates, directors, officers, employees and agents and each person who controls it within the meaning of the Securities Act of 1933, as amended (the "Recordkeeper Indemnities") from and against any and all Losses insofar as such Losses arise out of or are based upon
     (1) the Company's negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under this Agreement,
     (2) any breach by the Company of any material provision of this Agreement,
     (3) any untrue or alleged untrue statement of a material fact contained in the prospectus or statement of additional information of any Fund or any promotional material or other information furnished to the Recordkeeper, in writing, for distribution to the Plans, and (4) any material breach by the Company of a representation, warranty or covenant made in this Agreement. The Company shall also reimburse the Recordkeeper Indemnities for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such Losses. This indemnity agreement is in addition to any other liability which the Company may otherwise have.

           (c) Promptly after receipt by a party entitled to indemnification under this Section 14 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, the Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 14, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section. In case an action is brought against an Indemnified Party, and the Indemnified Party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to the indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the indemnifying party. The indemnifying party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

      15.  FEES.

      No fee shall be payable by the Company to the Recordkeeper in consideration for the Services to be provided by the Recordkeeper pursuant to this Agreement until such time as such fees have been agreed to by the parties hereto and approved by their respective Board of Directors or Trustees, if such approval is deemed necessary by such party. Upon agreement to and approval of such fees, the parties hereto agree to promptly amend this Agreement in accordance with Section 19 herein to reflect the payment of such fees.

     16.  REPRESENTATIONS AND WARRANTIES.

          (a) COMPANY. The Company hereby represents and warrants to Recordkeeper that:

               (1) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

               (2) This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

               (3) No consent or authorization of, filing with, or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

               (4) The execution, performance and delivery of this Agreement by it will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations; and

               (5) The Company is, and will be, registered as an investment company under the Investment Company Act of 1940, and the shares of each Fund are, and will be, registered under the Securities Act of 1933, except to the extent the Recordkeeper is so notified in writing.

          (b) RECORDKEEPER. The Recordkeeper hereby represents and warrants to the Company that:

               (1) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

               (2) This Agreement constitutes the legal, valid and binding obligation of the Recordkeeper and is enforceable against it in accordance with its terms;

               (3) No consent or authorization of, filing with, or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

               (4) The execution, performance and delivery of this Agreement will not result in the Recordkeeper violating any applicable law or breaching or otherwise impairing any of its contractual obligations;

               (5) It is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the " 1934 Act"); and

               (6) The arrangements provided for in this Agreement will be disclosed to the Plans.

     17.  TERMINATION.

          (a) Either party may terminate this Agreement by providing 90 days written notice to the other party.

          (b) Notwithstanding the foregoing, this Agreement may be terminated by either party (1) at any time by giving 30 days written notice to the other party in the event of a material breach of this Agreement by the other party that is not cured during such 30day period; and (2) at any time by giving written notice to tile other party (A) upon institution of forma proceedings relating to the legality of the terms and conditions of this Agreement by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission or any other regulatory body, provided that the terminating party has a reasonable belief That the institution of formal proceedings is not without foundation and will have a material adverse impact on the terminating party, (B) upon assignment of the Agreement in contravention of the terms hereof, (C) in the event shares of a Fund are not registered, issued or sold in conformance with Federal law or the law precludes the use of a Fund's shares as an underlying investment medium of the Plans; prompt notice shall be given by either party to the other in the event the conditions of this provision occur; and P) as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party.

      18. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Oregon applicable to agreements fully executed and to be performed therein; exclusive of conflicts of laws.

      19. AMENDMENT AND WAIVER. No modification of any provision of this Agreement will be binding unless in writing and executed by the party to be bound thereby. Notwithstanding anything in this Agreement to the contrary, the Company may unilaterally amend Schedule A hereto to add additional investment portfolios ("New Funds") as Funds by sending to the Recordkeeper a written notice of the New Funds and indicating therein the fees to be paid to the Recordkeeper with respect to the Services provided in connection with the New

Funds. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any waiver shall constitute a present waiver of the provision and shall not constitute a permanent future waiver of the provision.

     20. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be neither assigned by either party without the written consent of the other party or as expressly contemplated by this Agreement.

     21. ENTIRE AGREEMENT. This Agreement contains the full and complete understanding between the parties with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

     22. RELATIONSHIP OF PARTIES; NO JOINT VENTURE, ETC. Except for the limited purpose provided in Section 7, . t is understood and agreed that all Services performed hereunder by the Recordkeeper shall be as an independent contractor and not as an employee or agent of the Company and neither party, shall hold itself out as an agent of the other party with the authority to bind such party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Recordkeeper or the Company.

     23. OPERATIONS OF FUNDS. In no way shall the provisions of this Agreement limit the authority of the Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of Shares. In no way shall the provisions of this Agreement limit the authority of the Recordkeeper to take such action as it may deem appropriate or advisable in connection with all matters relating to the provision of the Services or the shares of funds other than the Funds offered to the Plans.

     24. NOTICES. All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective parties as follows:

               if to the Recordkeeper:

                    Columbia Trust Company
                    1301 SW Fifth Avenue
                    PO Box 1350
                    Portland, OR  97207
                    Attention :         Jeff B. Curtis
                    Facsimile No.:      (503) 226-4067

               if to the Company:

                    Galaxy Fund 11
                    c/o First Data Investor Services Group, Inc.
                    4400 Computer Drive
                    Westborough, MA 01581
                    Attention:          Jylanne Dunne
                    Facsimile No.       (508) 871-9625

     25. EXPENSES. All expenses incident to the performance by each party of its respective duties under this Agreement shall be paid by that party.

     26.   TIME OF ESSENCE. Time shall be of the essence in this Agreement.

     27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     28. SURVIVAL. The provisions of Sections 8, 13, 14, 16 and 17(c) shall survive termination of this Agreement.

     29. NON-EXCLUSIVITY. Each of the parties acknowledges and agrees that the Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                             RECORDKEEPER

                                             Columbia Trust Company



                                             By: /s/ Lawrence S. Viehl
                                                 -----------------------
                                             Name:  Lawrence S. Viehl
                                             Title:    Vice President


                                             GALAXY FUND II


                                             By: /s/ Jylanne Dunne
                                                 -----------------------
                                             Name:  Jylanne Dunne
                                             Title:    Vice President

                                     Schedule A

                                       FUNDS


NAME OF FUND

Large Company
Index Fund

                                     Schedule B

                                    The Services

     The Recordkeeper shall, to the extent required by each Plan or applicable law, perform the following services. Such services shall be the responsibility of the Recordkeeper and shall not be the responsibility of the Company.

     1. Maintain separate records for each Plan, which records shall reflect Fund shares ("Shares") purchased and redeemed, including the date and price for all transactions, Share balances, and the name and address of each Participant, including zip codes and tax identification numbers.

     2. Credit employer contributions to individual Participant accounts in accordance with the employer's instructions and invest such contributions and other Plan assets in Shares of the Funds to the extent so designated by the employer, Plan trustee or Participant.

     3. Disburse or credit to the Plans, and maintain records of, all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

     4. Prepare and transmit to the Plans and Participants, periodic account statements showing, among other things, the total dollar value of the account as of the statement closing date, contributions, redemptions, and transfers made during the period covered by the statement, and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Shares).

     5. Transmit to the Plans or the Participants, as required by applicable law, prospectuses, proxy materials, shareholder reports, and other information provided by the Company and required to be sent to shareholders under the Federal securities laws.

     6. Transmit to the Company or its designee purchase orders and redemption requests placed by the Plans and arrange for the transmission of funds to and from the Funds.

     7. Transmit to the Company or its designee such periodic reports as the Company or its designee shall reasonably conclude is necessary to enable a Fund to comply with applicable Federal and state Blue Sky requirements.

     8. Transmit to each Plan confirmations of purchase orders and redemption requests placed by each Plan.

     9. Maintain all account balance information for the Plans and daily and monthly purchase summaries expressed in Shares and dollar amounts.

     10. Prepare, transmit and file all Federal, state and local government reports and returns as required by law with respect to each account maintained on behalf of the Plans.

 Respond to Participants' inquiries regarding, among other things, Share prices, account balances, dividend options, dividend amounts, and dividend payment dates.

                                      Schedule C

                                ACCOUNT INFORMATION


1.   Entity in whose name each Account will be opened:__________________________
     Mailing address:                                 __________________________
                                                      __________________________
                                                      __________________________

2.   Employer ID number (For internal usage only):

3. Authorized contact persons: The following persons are authorized on behalf of the Recordkeeper to effect transactions in each Account:

Name: ____________________________________   Name:______________________________

Phone: ____________________________________  Phone:_____________________________

4.   Will the Accounts have telephone exchange?        _______Yes   _________No
(THIS OPTION LETS RECORDKEEPER REDEEM SHARES BY TELEPHONE AND APPLY THE PROCEEDS FOR PURCHASE IN ANOTHER IDENTICALLY REGISTERED FUNDS ACCOUNT.")'

5.   Will the Accounts have telephone redemption?      _______Yes   _________No
     (This option lets Recordkeeper sell shares by telephone. The proceeds will be wired to the bank account specified below.)

6.   All dividends and capital gains will be reinvested automatically.

7.   Instructions for all outgoing wire transfers:______________________________
                                                  ______________________________
                                                  ______________________________
                                                  ______________________________

8. If this Account Information Form contains changed information, the undersigned authorized officer has executed this amended Account Information Form as of the date set forth below and acknowledges the agreements and representations set forth in the Services Agreement:



________________________________        _________________________________
(Signature of authorized Officer)       (Date)

9.   Recordkeeper represents under penalty of perjury that:

     (i)  The employer ID number on this form is correct; and

     (ii) Recordkeeper (and each Plan) is not subject to backup withholding because (a) Recordkeeper (and a Plan) is exempt from backup withholding, (b) Recordkeeper (and a Plan) has not been notified by the IRS that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Recordkeeper (and a Plan) that it Is no longer subject to backup withholding. (Cross out (ii) if Recordkeeper (or any Plan) has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)

Please Note.- Company employs reasonable procedures to confirm that instructions communicated by telephone are genuine and not be liable for losses due to unauthorized or fraudulent instructions. Please see the prospectus for the applicable Fund for more information on the telephone exchange and redemption privileges.